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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 9, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)




                  849 E Stanley Blvd, #209 Livermore, CA. 94550
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 373-0374 not applicable
          (Former name or former address, if changed since last report)


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On July 9, 2002, the Company approved a Settlement  Agreement and Mutual Release of Claims in the matter of Eugene Olsen v. Sparta Surgical Corp., Sparta Olsen Electrosurgical Company, et al.


On June 11, 2002, the Company appointed Allan J. Korn to the position of interim President. The Company has no working capital, and Mr. Korn has agreed to accept in lieu of a salary, 100,000 shares of the Common Stock and 100,000 Warrants to purchase 100,000 shares of Common Stock, at an exercise price of $0.05 per share, with a three year expiration date from the date of issuance. Therefore, Mr. Korn continues to serve as Director, Secretary and President. However, Joel Flig has resigned as a Director. Furthermore, as the Company disclosed previously, it is unable to file its 10KSB financial statements for the period of February 28, 2002, due to lack of working capital. The Company anticipates that it will be delisted from trading on the OTC Bulletin Board.



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 9, 2002




SPARTA SURGICAL CORPORATION



s/s Allan J. Korn
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Allan J. Korn
President, Secretary and Director